Westwood Holdings Group, Inc. Reports Second Quarter 2017 Results
AUM From Global and Emerging Market Strategies Reaches Record $5.1 Billion

Dallas, TX, July 26, 2017 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported second quarter 2017 revenues of $33.8 million compared to $31.0 million in the second quarter of 2016 and $32.6 million in the first quarter of 2017, primarily related to higher average assets under management ("AUM") due to market appreciation and performance-based fees of $1.0 million earned in the second quarter of 2017.

AUM as of June 30, 2017 totaled $22.6 billion, up from $21.0 billion and $22.1 billion at June 30, 2016 and March 31, 2017, respectively. Assets under advisement ("AUA") totaled $1.0 billion compared to $322 million and $1.1 billion at June 30, 2016 and March 31, 2017, respectively.

Compared to the second quarter of 2016, net income increased from $5.7 million to $6.9 million. The increase primarily related to higher revenues as noted above. Diluted earnings per share was $0.83 in the second quarter of 2017 compared to $0.69 in the second quarter of 2016. Non-GAAP Economic Earnings for the quarter increased from $10.4 million, or $1.27 per share, in 2016's second quarter, to $11.7 million, or $1.41 per share, in the second quarter of 2017.

Second quarter net income totaled $6.9 million compared with $6.1 million in the first quarter of 2017. The increase was driven primarily by higher revenues as noted above, coupled with lower employee compensation costs as a result of seasonal incremental payroll tax and benefit plan matching expenses on cash bonuses paid during the first quarter. Diluted earnings per share of $0.83 compared to $0.73 for the first quarter of 2017. Non-GAAP Economic Earnings for the quarter of $11.7 million, or $1.41 per share, compared to $10.6 million, or $1.28 per share, in the immediately preceding quarter.

Highlights from the second quarter 2017 include:

•	AUM in our global and emerging markets strategies reached a record $5.1 Billion.

•	Revenues of $33.8 million increased $2.8 million from the second quarter of 2016 and $1.2 million from the first quarter of 2017.

•	All U.S. value strategies provided strong absolute and relative returns, beating their respective benchmarks for the quarter.

Brian Casey, Westwood’s President & CEO, commented, "We are pleased that all our U.S. value strategies beat their benchmarks for the quarter with strong absolute and relative returns, continuing the positive momentum since the end of last year. As announced in early July, we were pleased to be appointed the sole sub-investment manager of Aviva Investors' two convertibles fund offerings, as our relationship with Aviva's Global Convertibles Fund transitioned from advisory to discretionary manager."

Westwood’s Board of Directors declared a quarterly cash dividend of $0.62 per common share, payable on October 2, 2017 to stockholders of record on September 8, 2017. At quarter-end, Westwood had $88.8 million in cash and investments, stockholders’ equity of $151.3 million, and no debt.

Economic Earnings and Economic Earnings per Share ("Economic EPS") are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.

Westwood will host a conference call to discuss second quarter 2017 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (domestic and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through August 2, 2017 by dialing 855-859-2056 (domestic and Canada) or 404-537-3406 (international) and then entering the passcode 45238707.

About Westwood

Westwood Holdings Group, Inc. provides investment management services to institutional investors, private wealth clients and financial intermediaries. With $22.6 billion in assets under management (as of June 30, 2017), our firm offers a range of investment strategies including U.S. equities, Master Limited Partnerships (MLPs), Multi-Asset, Global and Emerging Markets equities, and Global Convertible securities portfolios. Access to our strategies is available through separate accounts, commingled funds, the Westwood Funds® family of mutual funds, UCITS funds, and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Texas, Westwood also maintains offices in Toronto, Boston, Omaha, and Houston.

For more information on Westwood, please visit www.westwoodgroup.com.

For more information on the Westwood Funds®, please visit www.westwoodfunds.com.

Forward-looking Statements

Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “forecast,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “could,” “goal,” “may,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: the composition and market value of our assets under management; regulations adversely affecting the financial services industry; competition in the investment management industry; our assets under management includes investments in foreign companies; our ability to develop and market new investment strategies successfully; our relationships with current and potential customers; our ability to retain qualified personnel; our ability to maintain effective cyber security; our ability to maintain effective information systems; our ability to pursue and properly integrate acquired businesses; litigation risks; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; our ability to maintain our fee structure in light of competitive fee pressures; our relationships with investment consulting firms; the significant concentration of our revenues in a small number of customers; and the other risks detailed from time to time in Westwood’s Securities and Exchange Commission filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2016 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

# # # #

SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Tiffany B. Kice
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
REVENUES:
Advisory fees:
Asset-based	$24,496	$23,789	$22,666
Performance-based	1,031	386	409
Trust fees	7,917	7,795	7,643
Other, net	312	653	305
Total revenues	33,756	32,623	31,023

EXPENSES:
Employee compensation and benefits	$15,557	$17,717	$15,108
Sales and marketing	513	477	687
Westwood mutual funds	909	863	831
Information technology	1,883	1,756	2,201
Professional services	1,318	1,496	1,158
General and administrative	2,993	2,544	2,526
Total expenses	23,173	24,853	22,511
Income before income taxes	10,583	7,770	8,512
Provision for income taxes(1)	3,687	1,706	2,851
Net income	$6,896	$6,064	$5,661
Other comprehensive income:
Foreign currency translation adjustments	934	207	157
Total comprehensive income	$7,830	$6,271	$5,818

Earnings per share:
Basic	$0.84	$0.75	$0.71
Diluted	$0.83	$0.73	$0.69

Weighted average shares outstanding:
Basic	8,167,277	8,065,825	8,000,214
Diluted	8,316,508	8,311,382	8,172,923

Economic Earnings	$11,710	$10,607	$10,387
Economic EPS	$1.41	$1.28	$1.27

Dividends declared per share	$0.62	$0.62	$0.57
_____________________

(1)
Our as adjusted tax rate for the first quarter of 2017 of 22.0% included a $1.0 million discrete tax benefit associated with the adoption of new accounting guidance related to stock–based compensation awards that vested during the first quarter of 2017.

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Six Months Ended June 30,
	2017	2016
REVENUES:
Advisory fees:
Asset-based	$48,285	$44,481
Performance-based	1,417	409
Trust fees	15,712	15,108
Other, net	965	154
Total revenues	66,379	60,152

EXPENSES:
Employee compensation and benefits	$33,274	$31,602
Sales and marketing	990	1,015
Westwood mutual funds	1,772	1,527
Information technology	3,639	4,165
Professional services	2,814	2,804
General and administrative	5,537	4,881
Total expenses	48,026	45,994
Income before income taxes	18,353	14,158
Provision for income taxes(1)	5,393	4,975
Net income	$12,960	$9,183
Other comprehensive income:
Foreign currency translation adjustments	1,141	1,460
Total comprehensive income	$14,101	$10,643

Earnings per share:
Basic	$1.60	$1.16
Diluted	$1.56	$1.13

Weighted average shares outstanding:
Basic	8,118,327	7,931,331
Diluted	8,315,722	8,132,941

Economic Earnings	$22,318	$18,480
Economic EPS	$2.68	$2.27

Dividends declared per share	$1.24	$1.14
_____________________

(1)
Our as adjusted tax rate for the first six months of 2017 of 29.4% included a $1.0 million discrete tax benefit associated with the adoption of new accounting guidance related to stock–based compensation awards that vested during the first quarter of 2017.

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$43,143	$33,679
Accounts receivable	23,061	23,429
Investments, at fair value	45,665	56,485
Other current assets	1,914	2,364
Total current assets	113,783	115,957
Goodwill	27,144	27,144
Deferred income taxes	10,491	10,903
Intangible assets, net	20,414	21,394
Property and equipment, net of accumulated depreciation of $5,089 and $4,590	4,100	4,280
Total assets	$175,932	$179,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$2,973	$2,641
Dividends payable	6,491	6,679
Compensation and benefits payable	9,774	17,200
Income taxes payable	1,989	3,148
Total current liabilities	21,227	29,668
Accrued dividends	1,269	1,767
Deferred rent	2,112	2,174
Total liabilities	24,608	33,609

Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 9,994,408 and outstanding 8,893,466 shares at June 30, 2017; issued 9,801,938 and outstanding 8,810,375 shares at December 31, 2016	100	98
Additional paid-in capital	172,096	162,730
Treasury stock, at cost - 1,100,942 shares at June 30, 2017; 991,563 shares at December 31, 2016	(50,868)	(44,353)
Accumulated other comprehensive loss	(3,146)	(4,287)
Retained earnings	33,142	31,881
Total stockholders’ equity	151,324	146,069
Total liabilities and stockholders’ equity	$175,932	$179,678

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,960	$9,183
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	479	494
Amortization of intangible assets	980	980
Unrealized gains on trading investments	(378)	(425)
Stock based compensation expense	8,065	8,083
Deferred income taxes	437	(72)
Excess tax benefits from stock based compensation	—	(165)
Other non-cash, net	—	276
Changes in operating assets and liabilities:
Net sales (purchases) of investments- trading securities	11,198	27,945
Accounts receivable	531	(1,188)
Other current assets	455	981
Accounts payable and accrued liabilities	266	(375)
Compensation and benefits payable	(6,940)	(11,384)
Income taxes payable	(1,178)	(3,889)
Other liabilities	(53)	166
Net cash provided by operating activities	26,822	30,610
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(245)	(994)
Net cash used in investing activities	(245)	(994)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	—	(4,421)
Purchase of treasury stock under employee stock plans	(1,326)	(614)
Restricted stock returned for payment of taxes	(5,189)	(3,696)
Excess tax benefits from stock based compensation	—	165
Payment of contingent consideration in acquisition	—	(5,562)
Cash dividends	(11,674)	(10,282)
Net cash used in financing activities	(18,189)	(24,410)
Effect of currency rate changes on cash	1,076	1,178
NET CHANGE IN CASH AND CASH EQUIVALENTS	9,464	6,384
Cash and cash equivalents, beginning of period	33,679	22,740
Cash and cash equivalents, end of period	$43,143	$29,124

Supplemental cash flow information:
Cash paid during the period for income taxes	$5,539	$8,783
Common stock issued for acquisition	$—	$3,734
Accrued dividends	$7,760	$7,160
Accrued purchase of property and equipment	$52	$332
Tenant allowance included in Property and equipment	$—	$1,128

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Net Income	$6,896	$6,064	$5,661
Add: Stock based compensation expense	4,168	3,897	4,080
Add: Intangible amortization	490	490	490
Add: Tax benefit from goodwill amortization	156	156	156
Economic Earnings	$11,710	$10,607	$10,387

Diluted weighted average shares	8,316,508	8,311,382	8,172,923
Economic EPS	$1.41	$1.28	$1.27

	Six Months Ended June 30,
	2017	2016
Net Income	$12,960	$9,183
Add: Stock based compensation expense	8,065	8,083
Add: Intangible amortization	980	980
Add: Tax benefit from goodwill amortization	313	234
Economic Earnings	$22,318	$18,480

Diluted weighted average shares	8,315,722	8,132,941
Economic EPS	$2.68	$2.27

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic EPS. We provide these measures in addition to, not as a substitute for, net income and earnings per share, which are reported on a GAAP basis. Management reviews Economic Earnings and Economic EPS to evaluate Westwood’s ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income or earnings per share, are useful for management and investors when evaluating Westwood’s underlying operating and financial performance and its available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.

We define Economic Earnings as net income plus non-cash equity-based compensation expense, amortization of intangible assets, and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.